EXHIBIT 99.1

Wednesday March 6, 6:01 am Eastern Time

                                  Press Release

SOURCE: NuWay Energy Inc.

   NUWAY ENERGY ANNOUNCES SECURITIES EXCHANGE AGREEMENT WITH OMEGA MUSIC GROUP

IRVINE, Calif.--(BUSINESS WIRE)--March 6, 2002--NuWay Energy, Inc. (Nasdaq:NWAY
- news) is pleased to announce that they have signed a definitive Securities Exchange Agreement to acquire Omega Music Group, LLC (``Omega''). Omega Music Group, a full-service record company consisting of five record labels, specializes in the production, publishing, manufacturing, distribution, marketing and promotion of recorded music in the Rhythmic music genre. Rhythmic music includes Urban Music such as R&B, Rap Hip-Hop, Jazz, Latin, Soul and Gospel as well as Pop. Originating in 1989 as Bust-It Records, Omega has sold over 4 million units worldwide. Omega will bring in new management with a wealth of experience from all five of the ``Major'' record companies. In addition, Omega is currently in negotiations to acquire a leading domestic independent record distributor.

Immediately following the closing, the members of the Board of Directors of the company shall appoint Louis K. Burrell and his designees to the Company's Board of Directors. In addition to being the founder of Omega Music Group, Louis K. Burrell was also a co-founder of the independent record label, Bust-It Records, serving as President and CEO. Mr. Burrell's association with the music industry spans fifteen years as the manager to a number of successful recording artists including superstar crossover phenomenon MC Hammer, who sold over 26 millions albums worldwide and grossed over $300 million in revenues, Aaron Hall, Heavy D and Ralph Tresvant. While under his administration, Bust It Records generated many hits, including the platinum selling soundtrack for the film ``Rocky V.'' Since 1998, Mr. Burrell has been the Chairman, President and CEO of Omega Music Group. Mr. Burrell also acted as executive producer of the multi-platinum soundtrack to the feature film ``Above the Rim.''

"After reviewing the business plans set forth by Omega Music, we are excited to make this announcement," said Todd Sanders, President and CEO of NuWay Energy, Inc. "We are very confident that Mr. Burrell and his highly experienced team of professionals will realize great success as they have in the past in this industry."

"In a market where rhythmic music has influenced every genre of music, we are excited by the opportunity to continue building upon our success as we take our family of labels to the next level," said Louis K. Burrell, founder, Chairman, President and CEO of Omega Music Group. The consummation of the transaction is conditioned upon legal, financial and business due diligence by both parties. The transaction is also subject to the Company obtaining final approval by the Company's Board of Directors, as well as obtaining shareholder approval for the transaction. The merged companies will pursue Omega's business plan.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements that include the words "believe," "intend," or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of NuWay Energy, Inc. to differ materially from those implied or expressed by such forward-looking statements. NuWay Energy, Inc. advises to review all subsequent reports filed with the Securities and Exchange Commission under the Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements, facts, events or circumstances that may bear upon this press release.

--------------
Contact:

     NuWay Energy, Inc., Irvine
     Todd Sanders, 949/553-8002
     http://www.nuwayenergy.com
     --------------------------

     or

     Inavest, Inc.
     858/218-2132
     http://www.inavest.com
     ----------------------

     or

     Omega Music Group, LLC
     Investor Relations Services, Inc.
     Tom Watkins, 368/409-0200
     email: omega@invrel.net
            ----------------


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